UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2025

CISO GLOBAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41227	83-4210278
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6900 E. Camelback Road, Suite 900
Scottsdale, Arizona	85251
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 389-3444

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	CISO	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On April 24, 2025, we held our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to consider and vote upon the following proposals: (1) to elect directors to serve until our next annual meeting of stockholders and until their successors are elected and qualified; and (2) to ratify the appointment of Semple, Marchal & Cooper, LLP, an independent registered public accounting firm, as the independent registered public accountant of our company for the fiscal year ending December 31, 2024.

The following directors were elected at the annual meeting:

Director	Votes For	Votes Against	Abstentions	Broker Non- Votes
David G. Jemmett	6,754,614	187,692	27,785	—
Andrew K. McCain	6,820,763	132,328	16,999	—
Phillip Balatsos	6,850,817	98,275	20,999	—
Mohsen (Michael) Khorassani	6,834,318	114,469	21,304	—
Andrew Hancox	6,834,854	114,238	20,999	—

Our stockholders ratified the appointment of Semple, Marchal & Cooper, LLP as our independent registered public accountants for the fiscal year ending December 31, 2024. The voting results were as follows:

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Ratification of Semple, Marchal & Cooper, LLP as independent registered public accountants	6,936,242	89,918	18,296	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 25, 2025	CISO Global, Inc.

	By:	/s/ Debra L. Smith
	Name:	Debra L. Smith
	Title:	Chief Financial Officer